Exhibit 4.2

RIGHTS CERTIFICATE #:		NUMBER OF RIGHTS
THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS
DATED _____ __, 2013 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE.   COPIES OF
THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM ADVANTAGE PROXY, INC., THE INFORMATION AGENT.

STAR BULK CARRIERS CORP.
Incorporated under the laws of the Republic of the Marshall Islands

NON - TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non - Transferable Subscription Rights to Purchase Common Shares of Star Bulk Carriers Corp.

Subscription Price:     $5.35 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME,
ON _______ __, 2013, UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights ("Rights") set forth above. Each whole Right entitles  the holder thereof to subscribe for and purchase 2.5957 common shares, with a par value of  $0.01 per share, of Star Bulk Carriers Corp., a Marshall Island Corp., at a subscription price of $5.35 per  share (the  "Subscription Privilege"),  pursuant to a rights offering (the "Rights Offering"), on the terms and subject to the conditions set forth in the Prospectus and the "Instructions as to Use of Star Bulk Carriers Corp. Subscription Rights Certificates" accompanying this Subscription Rights Certificate.

The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the subscription price for each common share in accordance with the "Instructions as to Use of Star Bulk Carriers Corp. Subscription Rights Certificates" that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the seal of Star Bulk Carriers Corp. and the signatures of its duly authorized officers.

Dated:

	President, Chief Executive Officer And Principal Executive Officer	General Counsel and Secretary

COUNTERSIGNED AND REGISTERED: AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC (New York, N.Y.) TRANSFER AGENT AND REGISTRAR
By: /s/ Mac C Haly
AUTHORIZED SIGNATURE

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.
If delivering by hand: American Stock Transfer & Trust Company, LLC Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219					If delivering by mail or overnight courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your subscription right, please complete lines (a) and (b) and sign under Form 3 below.  To the extent you subscribe for more Shares than you are entitled under the Subscription Right, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Subscription Right.

(a) EXERCISE OF SUBSCRIPTION PRIVILEGE:

FORM 2-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

I apply for		Shares x $5.35	= $
	(no. of new shares)	(subscription price)		(amount enclosed)

(b) Total Amount of Payment Enclosed =		$____________________

METHOD OF PAYMENT (CHECK ONE)					FORM 3-SIGNATURE

☐ Check or bank draft payable to “American Stock Transfer & Trust Company, LLC as Subscription Agent.”
☐ Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354624 American Stock Transfer FBO Star Bulk Carriers Corp., with reference to the rights holder's name.

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.  I agree to cooperate with the Company and provide to the Company any and all information requested by the Company in connection with the exercise of the rights granted in the previous sentence.

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT:  The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF STAR BULK CARRIERS CORP. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT ADVANTAGE PROXY, INC., THE INFORMATION AGENT, AT (877) 870-8565 or if you are a bank or broker, (206) 870-8565.